EXHIBIT 1

BARAN GROUP LTD.

INTERIM REPORT
(UNAUDITED)

AT SEPTEMBER 30, 2002

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - IN US $, ADJUSTED TO THE EXCHANGE RATE OF SEPTEMBER 2002
Balance sheets	2-3
Statements of income	4
Statements of changes in shareholders’ equity	5-6
Statements of cash flows	7-9
Notes to financial statements	10-11

BARAN GROUP LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

	September 30
			December 31,
	2002	2001	2001

	(Unaudited)		Audited
	In thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	27,219	32,729	45,949
Short-term investments	19,742	1,088	1,047
Accounts receivable:
Trade and income receivable	49,674	**66,527	**56,702
Other	11,246	**6,407	**8,236
Inventories	2,681	3,858	**3,599

Total current assets	110,562	110,609	115,533

INVESTMENTS AND LONG-TERM RECEIVABLES:
Investments in investee companies	5,435	5,521	5,640
Other investments and long-term accounts receivable	12,962	**3,117	**9,059
Deferred income taxes	379	265	345

	18,776	8,903	15,044

LAND AND BUILDINGS FOR LEASE:
Cost	17,284	13,812	15,213
Less — accumulated depreciation and amortization	1,481	1,054	1,190

	15,803	12,758	14,023

FIXED ASSETS:
Cost	25,309	23,956	24,119
Less — accumulated depreciation and amortization	13,751	11,150	11,874

	11,558	12,806	12,245

OTHER ASSETS, net of accumulated amortization	1,402	**1,391	**1,031

Total assets	158,101	146,467	157,876

     The accompanying notes are an integral part of these condensed financial statements.

	September 30
			December 31,
	2002	2001	2001

	(Unaudited)		Audited
	In thousands
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Short-term bank credit and bank loans	20,663	13,641	14,680
Accounts payable and accruals:
Trade	21,276	49,022	52,735
Other	29,884	28,785	**32,617
Proposed dividend		3,313

Total current liabilities	71,823	94,761	100,032

LONG-TERM LIABILITIES:
Liability for employee rights upon retirement, net of amount funded	1,087	764	987
Bank loans, net of current maturities	34,735	4,692	7,146
Long-term liabilities to minority shareholders, net of receivables due from minority shareholders	2,589	**2,987	**2,887
Deferred income taxes	13	12	23

Total long-term liabilities	38,424	8,455	11,043

Total liabilities	110,247	103,216	111,075

MINORITY INTERESTS	1,477	**416	**1,458

SHAREHOLDERS’ EQUITY	46,377	42,835	45,345

Total liabilities and shareholders’ equity	158,101	146,467	157,876

*	On the basis of changes in the Consumer Price Index.

**	Reclassified.

     The accompanying notes are an integral part of these condensed financial statements.

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

	For the		For the		For the
	nine months ended		three months ended		year ended
	September 30		September 30		December 31,

	2002	2001	2002	2001	2001

REVENUES:
Construction projects and services	109,801	141,599	33,420	43,973	191,615
Sale of products	28,025	10,716	11,175	4,153	19,093
Lease of buildings	1,116	956	425	336	1,321
Management fees from proportionately consolidated companies	1,262	320	116	69	484

Total revenues	140,204	153,591	45,136	48,531	212,513

COST OF REVENUES:
Construction projects and services	93,185	114,892	28,571	36,315	155,876
Sale of products	25,465	10,081	9,737	3,675	18,801
Lease of buildings	391	248	228	35	328

Total cost of revenues	119,041	125,221	38,536	40,025	175,005

GROSS PROFIT	21,163	28,370	6,600	8,506	37,508
RESEARCH AND DEVELOPMENT EXPENSES, net	870	389	140	125	770
SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES:
Selling and marketing, net	2,775	1,120	1,148	378	1,994
General and administrative	8,229	8,217	2,698	2,753	12,415

OPERATING INCOME	9,289	18,644	2,614	5,250	22,329
FINANCIAL INCOME (EXPENSES), net	(3,452)	1,151	(1,107)	1,338	1,643
OTHER INCOME (EXPENSES), net	43	(1,394)	(22)	(485)	(830)

INCOME BEFORE TAXES ON INCOME	5,880	18,401	1,485	6,103	23,142
TAXES ON INCOME	2,592	7,232	625	2,496	9,353

INCOME AFTER TAXES ON INCOME	3,288	11,169	860	3,607	13,789
SHARE IN PROFITS (LOSSES) OF ASSOCIATED COMPANIES, net	103	128	46	(18)	249
MINORITY INTERESTS IN LOSSES OF SUBSIDIARIES, net	494	285	152	105	121

NET INCOME FOR THE PERIOD	3,885	11,582	1,058	3,694	14,159

In adjusted $

EARNINGS PER SHARE — basic and diluted	0.50	1.52	0.14	0.48	1.85

*	On the basis of changes in the Consumer Price Index.

**	Reclassified.

     The accompanying notes are an integral part of these condensed financial statements.

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

			Differences from		Cost of
			translation of		Company
			foreign currency		shares held by the
	Share	Capital	financial statements	Retained	Company and its
	capital	surplus	of a subsidiary	earnings	subsidiaries	Total

	In thousands
BALANCE AT JANUARY 1, 2002 (audited)	3,050	11,363	(12)	31,765	(820)	45,345
CHANGES DURING THE 9 MONTH PERIOD ENDED SEPTEMBER 30, 2002 (unaudited):
Net income				3,885		3,885
Acquisition of Company shares by a subsidiary					(100)	(100)
Dividend				(2,752)		(2,752)

BALANCE AT SEPTEMBER 30, 2002 (unaudited)	3,050	11,363	(12)	32,897	(921)	46,377

BALANCE AT JANUARY 1, 2001 (audited)	3,009	11,363		24,345	(820)	37,896
CHANGES DURING THE 9 MONTH PERIOD ENDED SEPTEMBER 30, 2001 (unaudited):
Net income				11,582		11,582
Issuance of shares	10					10
Paid dividend				(3,341)		(3,341)
Proposed dividend				(3,313)		(3,313)

BALANCE AT SEPTEMBER 30, 2001 (unaudited)	3,019	11,363		29,273	(820)	42,835

BALANCE AT JULY 1, 2002 (unaudited)	3,050	11,363	51	31,839	(820)	45,482
CHANGES DURING THE 3 MONTH PERIOD ENDED SEPTEMBER 30, 2002 (unaudited):
Net income				1,058		1,058
Acquisition of Company shares by a subsidiary					(100)	(100)
Differences from translation of foreign currency financial statements of a subsidiary			(63)			(63)

BALANCE AT SEPTEMBER 30, 2002 (unaudited)	3,050	11,363	(12)	32,897	(921)	46,377

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

			Differences from		Cost of
			translation of		Company
			foreign currency		shares held by the
	Share	Capital	financial statements	Retained	Company and its
	capital	surplus	of a subsidiary	earnings	subsidiaries	Total

	In thousands
BALANCE AT JULY 1, 2001 (unaudited)	3,009	11,363		28,893	(820)	42,444
CHANGES DURING THE 3 MONTH PERIOD ENDED SEPTEMBER 30, 2001 (unaudited):
Net income				3,694		3,694
Issuance of shares		10				10
Proposed dividend				(3,313)		(3,313)

BALANCE AT SEPTEMBER 30, 2001 (unaudited)	3,009	11,373		29,273	(820)	42,835

BALANCE AT JANUARY 1, 2001 (audited)	3,009	11,363		24,345	(820)	37,896
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2001 (audited):
Net income				14,159		14,159
Issuance of restricted shares	41					41
Differences from translation of foreign currency financial statements of a subsidiary			(12)			(12)
Dividend				(6,739)		(6,739)

BALANCE AT DECEMBER 31, 2001 (audited)	3,050	11,363	(12)	31,765	(820)	45,345

*  On the basis of changes in the Consumer Price Index.

The accompanying notes are an integral part of these condensed financial statements.

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

	For the		For the		For the
	nine months ended		three months ended		year ended
	September 30		September 30		December 31,

	2002	2001	2002	2001	2001

	(Unaudited)		(Unaudited)		(Audited)
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the period	3,885	11,582	1,058	3,694	14,159
Adjustments required to reflect the cash flows from operating activities (A):	(24,744)	3,278	(7,489)	3,749	17,927

Net cash provided by (used in) operating activities	(20,859)	14,860	(6,431)	7,443	32,086

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(3,407)	(2,494)	(982)	(601)	(4,556)
Grant of long-term loans	(5,289)	(2,348)	(115)
Repayment of long-term loans					(2,294)
Acquisition of companies consolidated for the first time (B)		(2,384)		(2,384)	(2,319)
Investment in investee companies	(107)	(207)		(7)	(207)
Proceeds from sale of fixed assets	359	434	103	133	969
Decrease (increase) in short-term deposits, net	(8,463)	1,169	(8,470)	(73)	1,244
Sale (purchase) marketable securities, net	(10,841)	(88)	11,084	23	(82)
Acquisition of non-marketable securities	(115)		(87)		(54)

Net cash provided by (used in) investing activities	(27,863)	(5,918)	1,533	(2,909)	(7,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term loans	(1,190)	(3,624)	(379)	(3,136)	(5,677)
Short-term bank credit — net	2,126	9,122	(6)	7,992	7,526
Dividend paid	(2,752)	(3,341)			(6,739)
Long-term bank loans received	31,890	981	610	449	5,374
Acquisition of Company shares by a subsidiary	(100)		(100)
Issuance of restricted shares		10		10	41

Net cash provided by financing activities	29,974	3,148	125	5,315	525

TRANSLATION DIFFERENCES ON CASH BALANCES OF A SUBSIDIARY OPERATING INDEPENDENTLY	18		1		(2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18,730)	12,090	(4,772)	9,849	25,310
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	45,949	20,639	31,991	22,890	20,639

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	27,219	32,729	27,219	32,739	45,949

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

	For the		For the		For the
	nine months ended		three months ended		year ended
	September 30		September 30		December 31,
	2002	2001	2002	2001	2001

	(Unaudited)		(Unaudited)		(Audited)
		In thousands
(A) Adjustments required to reflect the cash flows:
from operating activities:
Income and expenses not involving cash flows:
Minority interests in losses of subsidiaries- net	(494)	(285)	(152)	(105)	(121)
Share in losses (profits) of associated companies, net of dividends received from those companies	180	174	66	17	55
Depreciation and amortization	2,392	1,525	890	505	2,291
Deferred income taxes — net	(467)	(755)	167	(452)	545
Capital loss (gain):
On sale of fixed assets	61	(6)	1	1	(17)
Gain from issue to minority in consolidated subsidiaries	51
On cancellation of provision for anticipated loss due to a possible conversion of convertible securities issued by an associated company	(26)
In respect of impairment in value of investment in an associated company		916			916
Increase in liability for employee rights upon retirement — net	101	138	(159)	(40)	244
Linkage differences on long-term loans	46	42	64	4	171
Linkage differences on (erosion of) long-term loans granted	(7)	55	(130)	55	(131)
Decrease (increase) in value of short-term marketable securities — net	608	10	(465)	6	(28)
Write down of long-term loan		(83)		(83)

	2,445	1,731	282	(92)	3,925
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade and income receivable	5,657	(12,561)	1,450	(1,193)	(6,226)
Other	(2,514)	2,197	(909)	1,426	2,974
Increase (decrease) in accounts payable and accruals:
Trade	(32,624)	17,298	(6,166)	5,390	20,451
Other	(3,131)	(5,650)	(1,725)	(2,097)	(2,892)
Increase in customer advances, net of inventory in respect of work in progress	(1,207)	1,355	(1,071)	1,369	(1,711)
Decrease (increase) in inventories	944	(1,092)	584	(1,054)	1,406
Decrease in long-term receivables	5,686		66

	(27,189)	1,547	(7,771)	3,841	14,002

	(24,744)	3,278	(7,489)	3,749	17,927

BARAN GROUP LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN US $, ADJUSTED TO THE EXCHANGE RATE OF 30 SEPTEMBER 2002*

	For the 9	For the 3	For the
	months ended	months ended	year ended
	September 30	September 30	December 31
	2001	2001	2001

	Audited
	In thousands
(B) Acquisition of companies consolidated for the first time and a proportionately consolidated company fully consolidated:
Assets and liabilities of the consolidated companies at date of acquisition:
Working capital (excluding cash and cash equivalents)	(479)	(479)	(1,211)
Fixed assets and other assets — net	(2,497)	(2,497)	(2,846)
Agreements with customers	0	0	(532)
Long-term liabilities	2,244	2,244	2,331
Minority interests in consolidated company at date of acquisition	416	416	1,163
Goodwill arising on acquisition	(2,067)	(2,067)	(1,224)

	(2,384)	(2,384)	(2,319)

* On the basis of changes in the Consumer Price Index.

Supplementary information on investing and financing activities not involving cash flows:

     The former shareholders of a subsidiary were entitled to a sum of 511,000 $ (adjusted NIS 2,452,000) as part of the agreements for the acquisition of the subsidiary, this amount is presented as a shareholders loan.

BARAN GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	The interim financial statements at September 30, 2002 and for the nine-month and three-month periods then ended (the “interim financial statements”) were drawn up in condensed format, in accordance with accounting principles generally accepted in Israel (“Israeli GAAP”) for interim statements and in accordance with the Israeli Securities (Periodic and Immediate Reports) Regulations, 1970.

The Israeli GAAP applied in preparation of the interim financial statements are consistent with those applied in preparation of the annual financial statements. Nevertheless, the interim financial statements do not include all the information and explanations required for annual financial statements.

2.	Following are data on the changes in the exchange rate of the U.S. dollar (the “dollar”) and in the Israeli CPI during the reporting periods:

	Exchange
	rate of one
	dollar	Israeli CPI

	%	%
Nine months ended September 30:
2002	10.3	7.0
2001	7.7	2.0
Three months ended September 30:
2002	2.1	0.6
2001	4.5	0.8
Year ended December 31, 2001	9.3	1.4

3.	In October 2001, the Israeli Accounting Standards Board (“IASB”) issued Israel Accounting Standard No. 12 — Discontinuance of Adjusting Financial Statements for inflation, which provided for the discontinuance of adjusting financial statements for the effects of inflation, as of January 1, 2003. On November 10, 2002, the professional committee of the IASB has resolved to postpone, by one year, the implementation of the above standard. Accordingly, an exposure draft for a new standard (No. 17) was issued on November 17, 2002 that, when approved, will postpone implementation of Standard No. 12 to January 1, 2004. Until the date of the implementation of Standard No. 12, the company will continue preparing inflation-adjusted financial statements in accordance with the pronouncements of the Institute of Certified Public Accountants in Israel.

4.	On November 13, (November 14 Israeli time), 2002, the Company completed its merger transaction with o2wireless Solutions Inc. (“o2”). Pursuant to the merger agreement, the Company merged o2 with one of the Company’s wholly owned subsidiaries, and in consideration o2’s shareholders had their shares converted into Company shares at the rate of 0.014919 shares in the Company for every o2 share held. Upon completion of the merger with o2, the Company has been registered for trading on the Nasdaq National Market System.

5.	On November 18, 2001, the Company in general meeting approved the payment of a stock dividend and the issue of marketable securities to interested parties of the Company. At the request of the Israeli Securities Authority, the Company froze the issue of the securities and the unpaid balance of the stock dividend (bonus). On July 11, 2002, the interested parties notified the Company that they are waiving their rights to the issue of shares and warrants, as well as to the payment of the unpaid bonuses.

BARAN GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)

6.	On May 2, 2002, a customer filed a claim against a proportionately consolidated subsidiary, the Company’s share in which is 46.5%. Under the claim, the proportionately consolidated subsidiary and 4 other entities, jointly, are required to pay the customer approximately $ 1.83 million in respect of alleged damages caused during the installation of an appliance on April 22, 1999. The company has maximum insurance coverage of approximately $ 1 million. In addition, on April 24, 2002, a supplier filed a claim for $ 145,966 against the same company in respect of an alleged breach of an agreement for the provision of manpower services. At this stage, the proportionately consolidated subsidiary has not yet submitted its statements of defense in the above claims. In the opinion of the legal counsel of the proportionately consolidated subsidiary, the chances of being required to pay an amount in excess of the insurance coverage are not high nor is it possible to estimate the chances of the claim filed by the supplier. Accordingly, no provision has been made in the financial statements in respect of the above claims.